UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2006

Diebold, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O.Box 3077, North Canton, Ohio		44720-8077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 490-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On December 7, 2005, Diebold, Incorporated (the "Company") issued a press release reporting that the Board of Directors of the Company had authorized the repurchase of up to an additional four million shares of the Company's outstanding common stock pursuant to its existing stock repurchase authorization. In connection with this repurchase authorization, the Company will be entering into a prearranged repurchase plan intended to comply with the requirements of Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended, and may enter into additional plans in the future to effect transactions under the repurchase authorization.

A copy of the above-referenced press release is attached as Exhibit 99.1 to the Company's Current Report on Form 8-K, filed on December 13, 2005 with the Securities and Exchange Commission, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated

March 14, 2006	By:	/s/ Kevin J. Krakora

Name: Kevin J. Krakora
Title: Vice President and Chief Financial Officer